UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: October 19, 2014
(Date of earliest event reported)

QEP Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-36047	80-0918184
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

Tesoro Logistics Acquisition

On October 19, 2014, QEP Resources, Inc. (“QEP”) announced that its wholly owned subsidiary, QEP Field Services Company (“Seller”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with Tesoro Logistics LP (“TLLP”), wherein Seller agreed to sell, and TLLP agreed to buy (the “Acquisition”), QEP’s midstream business, including Seller’s approximate 55.8% limited partner interest in QEP Midstream Partners, LP (the “Partnership”) and 100% of the Partnership’s general partner, which owns a 2.0% general partner interest in the Partnership and 100% of the Partnership’s incentive distribution rights. Upon closing, TLLP will own and control the Partnership’s general partner, and QEP will no longer have any ownership interest in the Partnership or its general partner.

Item 7.01	Regulation FD Disclosure.

On October 19, 2014, the Partnership issued a press release relating to the Acquisition, a copy of which is furnished and attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release dated October 19, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Midstream Partners, LP
(Registrant)

	By:	QEP Midstream Partners GP, LLC,
its general partner

October 20, 2014		/s/ Richard J. Doleshek
Richard J. Doleshek Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
99.1	Press release dated October 19, 2014.